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      EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in (a) the Registration Statement (Form S-8, No. 33-5874), the Post-Effective Amendment No. 1 to the Registration Statement (Form S-8, No. 2-91176), the Registration Statement (Form S-8, No. 33-28808) and in the related prospectuses, each pertaining to the CoreStates Financial Corp Long-Term Incentive Plan, (b) the Registration Statement (Form S-8, No. 33-32934) and prospectus relating to the CoreStates Savings Plan, (c) the Registration Statement (Form S-8, No. 33-50324) pertaining to the CoreStates Financial Corp 1992 Long-Term Incentive Plan, (d) the Registration Statement (Form S-3,
      No. 33-57034) and related prospectus and prospectus supplements pertaining to $1,000,000,000 in aggregate amount of Debt Securities issuable by CoreStates Capital Corp and the related guarantees of the Corporation, and Preferred Stock, Depository Shares, and Capital Securities, issuable by the Corporation, (e) the Registration Statement (Form S-3, No. 33-54049) and related prospectus and prospectus supplements pertaining to $1,000,000 ,000 in aggregate amount of Debt Securities issuable by CoreStates Capital Corp and the related guarantees of the Corporation, and Preferred Stock, Depository Shares, Common Stock, and Capital Securities, issuable by the Corporation (f) the Registration Statement (Form S-4, No. 33-7286) and prospectus relating to shares of the Corporation Common Stock issuable upon the exercise of stock option and Convertible Subordinated Debentures, the obligations in respect to which were assumed by the Corporation in connection with the acquisition of New Jersey National Corporation, (g) the Registration Statement (Form S-4, No. 33-31896) and prospectus relating to shares of the Corporation Common Stock issuable upon the exercise of stock options and stock appreciation rights and outstanding 5-1/2% Convertible Subordinated Debentures, the obligations in respect to which were assumed by the Corporation in connection with the acquisition of First Pennsylvania Corporation, (h) the Registration Statement (Form S-4, No. 33-48422) and prospectus relating to shares of the Corporation Common Stock issuable upon the exercise of stock options, the obligations in respect to which were assumed by the Corporation in connection with the acquisition of First Peoples Corporation, (i) the Post-Effective Amendment No. 1 to the Registration Statement (Form S-3, No. 33-40717) and prospectus relating to shares of the Corporation Common Stock issuable pursuant to the CoreStates Dividend Reinvestment and Share Purchase Plan,
      (j) the Registration Statement (Form S-4, No. 33-51429) and prospectus relating to shares of the Corporation Common Stock issuable upon the exercise of stock options, the obligation in respect to which were assumed by the Corporation in connection with the acquisition of Constellation Bancorp, and (k) the Registration Statement (Form S-4, No. 33-53539) and prospectus relating to shares of the Corporation Common Stock issuable upon the exercise of stock options, the obligation in respect to which were assumed by the Corporation in connection with the acquisition of Independence Bancorp, Inc., of our report dated February 1, 1994, except for the second paragraph of Note 2, as to which the date is March 16, 1994, and the third paragraph of Note 2, as to which the date is June 27, 1994, with respect to the consolidated financial statements of CoreStates Financial Corp included in the current report on Form 8-K dated September 13, 1994.


      /s/ Ernst & Young LLP

      Philadelphia, Pennsylvania
      September 12, 1994

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